EXHIBIT 2

                                CREDIT AGREEMENT


                                      among


                              RECOTON CORPORATION,


                               The Several Lenders
                        from Time to Time Parties Hereto


                                       and


                            THE CHASE MANHATTAN BANK,
                                    as Agent



                          Dated as of September 8, 1999

                                TABLE OF CONTENTS


                                                                           PAGE

SECTION 1.  DEFINITIONS.......................................................1
         1.1  DEFINED TERMS...................................................1
         1.2  OTHER DEFINITIONAL PROVISIONS...................................5

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS...................................6
         2.1  COMMITMENTS.....................................................6
         2.2  PROCEDURE FOR BORROWING.........................................7
         2.3  COMMITMENT FEE..................................................7
         2.4  TERMINATION OR REDUCTION OF COMMITMENTS; MANDATORY
              PREPAYMENTS.....................................................7
         2.5  REPAYMENT OF LOANS; EVIDENCE OF DEBT............................8
         2.6  OPTIONAL PREPAYMENTS............................................9
         2.7  INTEREST RATES AND PAYMENT DATES................................9
         2.8  COMPUTATION OF INTEREST AND FEES................................9
         2.9  FACILITY FEE...................................................10
         2.10  PRO RATA TREATMENT AND PAYMENTS...............................10
         2.11  TAXES.........................................................11
         2.12  CHANGE OF LENDING OFFICE......................................12

SECTION 3.  LETTERS OF CREDIT................................................13
         3.1  L/C COMMITMENT.................................................13
         3.2  PROCEDURE FOR ISSUANCE OF LETTERS OF CREDIT....................13
         3.3  FEES, COMMISSIONS AND OTHER CHARGES............................14
         3.4  L/C PARTICIPATIONS.............................................14
         3.5  REIMBURSEMENT OBLIGATION OF THE BORROWER.......................15
         3.6  OBLIGATIONS ABSOLUTE...........................................16
         3.7  LETTER OF CREDIT PAYMENTS......................................16
         3.8  APPLICATION....................................................16

SECTION 4.  REPRESENTATIONS AND WARRANTIES...................................16
         4.1  ORGANIZATION, CORPORATE EXISTENCE, ETC.........................17
         4.2  CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS........17
         4.3  SECURITY DOCUMENTS.............................................17
         4.4  FINANCIAL CONDITION............................................18
         4.5  TAXES..........................................................18
         4.6  TITLE TO PROPERTIES............................................18
         4.7  LITIGATION.....................................................19
         4.8  AGREEMENTS.....................................................19
         4.9  EMPLOYEE BENEFIT PLANS.........................................19
         4.10  FEDERAL RESERVE REGULATIONS...................................19
         4.11  GOVERNMENTAL APPROVAL; LICENSES...............................20
         4.12  AFFILIATES; SUBSIDIARIES......................................20
         4.13  COMPLIANCE WITH APPLICABLE LAWS...............................20
         4.14  ENVIRONMENTAL MATTERS.........................................20
         4.15  INTELLECTUAL PROPERTY.........................................21
         4.16  INVESTMENT COMPANY ACT........................................21
         4.17  DEPOSITARY ACCOUNTS...........................................21
         4.18  SCHEDULES.....................................................21
         4.19  PURPOSE OF LOANS..............................................21
         4.20  RAC-FSC.......................................................21
         4.21  YEAR 2000 MATTERS.............................................21
         4.22  REGULATION H..................................................22
         4.23  LABOR MATTERS.................................................22

SECTION 5.  CONDITIONS PRECEDENT.............................................22
         5.1  CONDITIONS TO EFFECTIVENESS....................................22
         5.2  CONDITIONS TO EACH EXTENSION OF CREDIT.........................23

SECTION 6.  AFFIRMATIVE COVENANTS............................................25

SECTION 7.  NEGATIVE COVENANTS...............................................25

SECTION 8.  EVENTS OF DEFAULT................................................25

SECTION 9.  THE AGENT........................................................26
         9.1  APPOINTMENT....................................................26
         9.2  DELEGATION OF DUTIES...........................................26
         9.3  EXCULPATORY PROVISIONS.........................................26
         9.4  RELIANCE BY AGENT..............................................26
         9.5  NOTICE OF DEFAULT..............................................27
         9.6  NON-RELIANCE ON AGENT AND OTHER LENDERS........................27
         9.7  INDEMNIFICATION................................................28
         9.8  AGENT IN ITS INDIVIDUAL CAPACITY...............................28
         9.9  SUCCESSOR AGENT................................................28

SECTION 10.  MISCELLANEOUS...................................................29
         10.1  AMENDMENTS AND WAIVERS........................................29
         10.2  NOTICES.......................................................29
         10.3  NO WAIVER; CUMULATIVE REMEDIES................................30
         10.4  SURVIVAL OF REPRESENTATIONS AND WARRANTIES....................31
         10.5  PAYMENT OF EXPENSES AND TAXES.................................31
         10.6  FACILITY FEE ADJUSTMENT.......................................32
         10.7  SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS........32
         10.8  ADJUSTMENTS; SET-OFF..........................................34
         10.9  COUNTERPARTS..................................................35
         10.10  SEVERABILITY.................................................35
         10.11  INTEGRATION..................................................35
         10.12  GOVERNING LAW................................................35
         10.13  SUBMISSION TO JURISDICTION; WAIVERS..........................36
         10.14  ACKNOWLEDGEMENTS.............................................36
         10.15  WAIVERS OF JURY TRIAL........................................36

SCHEDULES

    Schedule 1.1A     Commitment Amounts
    Schedule 2.1      Maximum Outstanding Amounts
    Schedule 4.3(b)   Jurisdictions in Which UCC-1 Financing Statements Filed
    Schedule 4.7      Litigation
    Schedule 4.12     Subsidiaries of Recoton Corporation
    Schedule 4.15     Intellectual Property Claims
    Schedule 10.2     Addresses for Notices


EXHIBITS

    Exhibit A         Form of Collateral Agreement
    Exhibit B         Form of Guarantee Agreement
    Exhibit C         Form of Participation Agreement
    Exhibit D         Form of Note
    Exhibit E-1       Form of Fixed Facility Fee Warrant Agreement
    Exhibit E-2       Form of Cancelable Facility Fee Warranty Agreement
    Exhibit F         Form of Registration Rights Agreement
    Exhibit G         Form of Borrowing Certificate
    Exhibit H         Form of Assignment and Acceptance

          CREDIT AGREEMENT, dated as of September 8 1999, among RECOTON CORPORATION, a New York corporation (the "BORROWER"), the several financial institutions signatories to this Agreement (the "LENDERS"), and The Chase Manhattan Bank, as agent for the Lenders (the "AGENT").

                                   WITNESSETH

          WHEREAS, the Borrower, certain of the Lenders (the "EXISTING BANKS"), and the Agent are parties to the Second Amended and Restated Credit Agreement, dated as of June 18, 1998 (as heretofore amended, supplemented or otherwise modified prior to the date hereof (the "Existing Credit Agreement");

          WHEREAS, the Borrower and certain other Lenders (the "SENIOR NOTEHOLDERS") are parties to (i) the Note Purchase Agreement dated as of January 6, 1997, for $75,000,000 in adjustable rate senior notes due January 6, 2007, and (ii) the Note Purchase Agreement dated as of September 1, 1998, for $25,000,000 in adjustable rate senior notes due September 1, 2008 (collectively, the "Senior Note Agreements");

          WHEREAS, the Borrower has requested that the outstanding obligations under the Existing Credit Agreement, the Senior Note Agreements and the Securities Purchase Agreement dated as of February 4, 1999, for $35,000,000 in senior subordinated notes due February 4, 2004 and 310,000 common stock purchase warrants (the "1999 SECURITIES PURCHASE AGREEMENT") be restructured as set forth in the Master Restructuring Agreement; and

          WHEREAS, in connection with such restructuring transactions and to finance working capital needs, the Borrower has requested, and the Lenders have agreed to, the extension of new credit upon the following terms and conditions;

          NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto hereby agree as follows:

                             SECTION 1. DEFINITIONS

          1.1 DEFINED TERMS. As used in this Agreement, terms defined in MRA Appendix A are used as so defined and the following terms shall have the following meanings:

          "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 2 of 1%. For purposes hereof: "PRIME RATE" shall mean the rate of interest per annum publicly announced from time to time by the Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Agent in connection with extensions of credit to debtors); and "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "AGENCY FEE": $150,000 per annum to the Agent for its own account payable in advance on the Closing Date and on each anniversary thereof.

          "AGENT": Chase as the Agent for the Lenders under this Agreement and the other Loan Documents.

          "AGGREGATE OUTSTANDING EXTENSIONS OF CREDIT": as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Loans made (including Loans made by way of participation pursuant to the Participation Agreement to which such Lender is a party) by such Lender then outstanding and (b) such Lender's Commitment Percentage of the L/C Obligations then outstanding; PROVIDED that Chase=s Loans and Commitment Percentage of L/C Obligations shall not include any portion thereof participated to other Lenders pursuant to the Participation Agreement.

          "AGREEMENT": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

          "APPLICATION": an application, in such form as the Issuing Bank may specify from time to time, requesting the Issuing Bank to open a Letter of Credit.

          "AVAILABLE COMMITMENT": as to any Lender, at any time, an amount equal to the excess, if any, of (a) such Lender's Commitment over (b) such Lender's Aggregate Outstanding Extensions of Credit.

          "BORROWING DATE": any Business Day specified in a notice pursuant to subsection 2.2 as a date on which the Borrower requests the Lenders to make Loans hereunder.

          "CLOSING DATE": the date on which the conditions precedent set forth in subsection 5.1 shall be satisfied or waived as provided therein.

          "COLLATERAL AGENCY FEE": $50,000 per annum to the Collateral Agent for its own account payable in advance on the Closing Date and on each anniversary thereof.

          "COLLATERAL AGENT": as defined in the Collateral Agreement.

          "COLLATERAL AGREEMENT": the Collateral Agreement, substantially in the form of Exhibit A, in favor of the Collateral Agent for the benefit of the Secured Creditors.

          "COMMERCIAL LETTER OF CREDIT": as defined in subsection 3.1(b).

          "COMMITMENT": as to any Lender, the obligation of such Lender to make Loans (including by way of participation pursuant to the Participation Agreements) and/or to issue or participate in (including by way of participation pursuant to the Participation Agreements) Letters of Credit issued on behalf of the Borrower hereunder in an aggregate principal and/or face amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1.1A (as such amount may be adjusted from time to time in accordance with the provisions of this Agreement, including, without limitation, subsections 2.4(a), 2.4(b) and 10.7(c)); PROVIDED that (i) the Commitment of Chase shall not include the portion thereof participated to Voting Participants pursuant to the Participation Agreements and (ii) the Commitment of each Voting Participant shall be deemed to be the portion of the Commitments participated to such Voting Participant pursuant to the Participation Agreement.

          "COMMITMENT FEE RATE": 0.75% per annum on the average daily amount of the Available Commitment.

          "COMMITMENT PERCENTAGE": as to any Lender, a percentage representing a fraction the numerator of which is the Commitment of such Lender (or, following the termination or expiration of the Commitments, the sum of (x) the aggregate principal amount of such Lender's Loans then outstanding PLUS
     (y) such Lender's Commitment Percentage of all L/C Obligations then outstanding), and the denominator of which is the aggregate Commitments of all Lenders (or, following the termination or expiration of the Commitments, the sum of (x) the aggregate principal amount of all Loans then outstanding PLUS (y) the aggregate principal amount of all L/C Obligations then outstanding); PROVIDED that (i) the Loans of Chase shall not include the portion thereof participated to Voting Participants pursuant to the Participation Agreement and (ii) the Loans of each Voting Participant shall be deemed to be the portion of the Loans participated to such Voting Participant pursuant to the Participation Agreement.

          "COMMITMENT PERIOD": the period from and including the date hereof to but not including the Termination Date or such earlier date on which the Commitments shall terminate as provided herein.

          "ELIGIBLE ASSIGNEE": as defined in subsection 10.7(c).

          "FACILITY FEE": as defined in subsection 2.9.

          "GUARANTEE": the Guarantee, substantially in the form of Exhibit B, executed and delivered by (i) certain Subsidiaries of the Borrower listed on the signature pages thereof and (ii) any Person that becomes a party thereto in accordance with the terms thereof, this Agreement or subsection 1.13(c) of MRA Appendix B.

          "GUARANTOR": any Person which is or becomes a party to the Guarantee or to any agreement delivered pursuant to Section 1.13(c) of MRA Appendix B pursuant to which such Person guarantees the Borrower=s obligations under this Agreement.

          "INTEREST PAYMENT DATE": the last day of each calendar month.

          "ISSUING BANK": Chase, in its capacity as issuer of any Letter of Credit.

          "L/C COMMITMENT": $8,080,000.

          "L/C OBLIGATIONS": at any time, an amount equal to the (a) sum of (i) the aggregate then undrawn and unexpired face amount of the then outstanding Letters of Credit and (ii) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to subsection 3.5(a) minus (b) 95.25% of the aggregate amount on deposit in the LIFO L/C Cash Collateral Account at such time.

          "L/C PARTICIPANTS": the collective reference to all the Lenders other than the Issuing Bank.

          "LETTERS OF CREDIT": as defined in subsection 3.1(a).

          "LOAN": any loan made (including by way of participation pursuant to the Participation Agreement) by any Lender pursuant to this Agreement.

          "LOAN DOCUMENTS": this Agreement, the Notes, the Applications, the Guarantee, any agreement delivered pursuant to Section 1.13 of MRA Appendix B pursuant to which such Person guarantees the Borrower=s obligations under this Agreement, the Security Documents and the Master Restructuring Agreement.

          "LOAN PARTIES": the Borrower and each Subsidiary of the Borrower which is a party to a Loan Document.

          "MAXIMUM OUTSTANDING AMOUNT": as defined in subsection 2.1(b).

          "NON-EXCLUDED TAXES": as defined in subsection 2.11(a).

          "NOTES": as defined in subsection 2.5(e).

          "NONVOTING PARTICIPANT": as defined in subsection 10.7(b).

          "PARTICIPATION AGREEMENT": each agreement between Chase and a Voting Participant, substantially in the form of Exhibit C.

          "REGISTER": as defined in subsection 10.7(d).

          "REIMBURSEMENT OBLIGATION": the obligation of the Borrower to reimburse the Issuing Bank pursuant to subsection 3.5(a) for amounts drawn under Letters of Credit.

          "REQUIRED LENDERS": at any time, Lenders the Commitment Percentages of which aggregate at least 51%.

          "RESPONSIBLE OFFICER": the chief executive officer, the president or the chief operating officer of the Borrower.

          "STANDBY LETTER OF CREDIT": as defined in subsection 3.1(b).

          "TERMINATION DATE": June 30, 2001 (or, if such date is not a Business Day, the next succeeding Business Day).

          "TRANSFEREE": as defined in subsection 10.7(f).

          "UCC": the Uniform Commercial Code as in effect on the date hereof in the State of New York.

          "UNIFORM CUSTOMS": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

          "VOTING PARTICIPANTS": John Hancock Mutual Life Insurance Company, John Hancock Variable Life Insurance Company, Investors Partner Life Insurance Company, Mellon Bank, N.A., as trustee for the Long-Term Investment Trust, Mellon Bank, N.A., as trustee for Bell Atlantic Master Trust, and The Northern Trust Company, as trustee of the Lucent Technologies Inc. Master Pension Trust.

          1.2 OTHER DEFINITIONAL PROVISIONS. (a) Unless otherwise specified therein, all terms defined in this Agreement or in MRA Appendix A shall have the defined meanings when used in any Notes or any certificate or other document made or delivered pursuant hereto.

          (b) As used herein and in any Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection 1.1 or in MRA Appendix A and accounting terms partly defined in subsection 1.1 or in MRA Appendix A, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation".

          (e) Unless the context otherwise requires, a reference to any document, instrument or agreement includes, except as otherwise specified in a particular document. instrument or agreement, any amendment or supplement to, or modification of, such document, instrument or agreement, entered into from time to time in accordance with the terms of the document, instrument or agreement and the Master Restructuring Agreement.

          (f) Unless the context otherwise requires, a reference to any Person includes its successors and permitted assigns.

          (g) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


          SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

          2.1 COMMITMENTS. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make Loans to the Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding (i) which, when added to such Lender's Commitment Percentage of the then outstanding L/C Obligations, does not exceed the amount of such Lender's Commitment and (ii) which does not exceed such Lender=s Commitment Percentage of the then applicable Maximum Outstanding Amount. For purposes of the preceding sentence, (i) the amount of any Loan made by Chase shall be determined net of the portion of such Loan participated to Voting Participants pursuant to the Participation Agreement and (ii) the amount of any Loan of a Voting Participant shall be the portion of such Loan participated to such Voting Participant pursuant to the Participation Agreement to which it is a party. During the Commitment Period the Borrower may use the Commitments by borrowing, prepaying the Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof, PROVIDED that no Loans may be made hereunder in an aggregate amount greater than the then aggregate amount of the Available Commitments.

          (b) The Aggregate Outstanding Extensions of Credit of all Lenders shall not exceed (i) on any day during any period set forth on Schedule 2.1 (except the last day during such period) the amount for such period under the heading "Peak Amount" on Schedule 2.1 or (ii) on the last day of any period set forth on Schedule 2.1, the amount set forth for such period under the heading "End Amount" on Schedule 2.1 (such limits being referred to herein as the "MAXIMUM OUTSTANDING AMOUNT"); PROVIDED that, unless the Borrower shall have demonstrated in the manner provided in Schedule 2.1 that during the period set forth on Schedule 2.1 in which the date of any proposed extension of credit occurs Consolidated EBITDA and the Current Assets Ratio are not less than the amount and ratio set forth for such period under the headings "Consolidated EBITDA" and "Current Assets Ratio" on Schedule 2.1, the Aggregate Outstanding Extensions of Credit after giving effect to any proposed extension of credit shall be the lesser of (x) the "End Amount" on Schedule 2.1 for the period next preceding the period in which the proposed extension of credit occurs and (ii) the "End Amount" on Schedule 2.1 for the period in which the proposed extension of credit occurs; PROVIDED, FURTHER, that during the period from September 1 to September 30, 1999 if the Borrower shall not have demonstrated the requisite amount of Consolidated EBITDA and the Current Asset Ratio for such period, such proposed extension of credit shall not be made.

          2.2 PROCEDURE FOR BORROWING. The Borrower may borrow under the Commitments during the Commitment Period on any Business Day, PROVIDED that the Borrower shall give the Agent irrevocable notice (which notice must be received by the Agent prior to 10:00 A.M., New York City time, one Business Day prior to the requested Borrowing Date, specifying (i) the amount to be borrowed, and (ii) the requested Borrowing Date. Each borrowing under the Commitments shall be in an amount equal to $1,000,000 or a whole multiple thereof (or, if the then Available Commitments are less than $1,000,000, such lesser amount). Upon receipt of any such notice from the Borrower, the Agent shall promptly notify each Lender thereof. Each Lender which is not a Voting Participant will make the amount of its pro rata share (which in the case of Chase shall be based on its Commitment Percentage PLUS the Commitment Percentages of each Voting Participant) of each borrowing available to the Agent for the account of the Borrower at the office of the Agent located at 241-02 Northern Boulevard, 3rd Floor, Douglaston, New York 11362 prior to 11:00 A.M., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Agent. Such borrowing will then be made available to the Borrower by the Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent. Settlements on Loans by Voting Participants shall be made as provided in the Participation Agreement on the settlement dates set forth therein.

          2.3 COMMITMENT FEE. The Borrower agrees to pay to the Agent for the account of each Lender a commitment fee for the period from and including the first day of the Commitment Period to the Termination Date, computed at the Commitment Fee Rate on the average daily amount of the Available Commitment of such Lender during the period for which payment is made, payable monthly in arrears on each Interest Payment Date, and on the Termination Date or such earlier date as the Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof. The Borrower shall pay to Chase, for its own account, a servicing fee in an amount equal to .10% per annum of the aggregate Commitments of all Lenders that are Voting Participants as of the Closing Date, payable monthly in arrears on each Interest Payment Date.

          2.4 TERMINATION OR REDUCTION OF COMMITMENTS; MANDATORY PREPAYMENTS.
(a) The Borrower shall have the right, upon not less than three Business Days' notice to the Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments PROVIDED that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the Aggregate Outstanding Extensions of Credit would exceed the Commitments then in effect. Any such reduction shall be in an amount equal to $1,000,000 or a whole multiple thereof and shall reduce permanently the Commitments then in effect.

          (b) If on any date prior to the LIFO Repayment Date, (i) the Aggregate Outstanding Extensions of Credit of all Lenders exceed the applicable Maximum Outstanding Amount during the period in which such date occurs or (ii) the outstanding Loans and the L/C Obligations exceed the aggregate Commitments then in effect, the Borrower, without notice or demand, shall immediately after obtaining knowledge thereof apply an amount equal to the greater of such excess:
FIRST, to the prepayment in full of the outstanding Loans, SECOND, to the payment in full of any unreimbursed drawings under any Letters of Credit, and THIRD, to cash collateralize any outstanding but undrawn Letter of Credit in accordance with Section 3.5(d).

          (c) If at any time the Borrower or any Subsidiary shall receive Net Cash Proceeds from an Asset Sale of the type described in subsections 2.5(e) or 2.5(f)(ii) of MRA Appendix B then, within two Business Days following such receipt, the Borrower shall apply such Net Cash Proceeds: FIRST, to the prepayment in full of the outstanding Loans, SECOND, to the payment in full of any unreimbursed drawings under any Letters of Credit, and THIRD, to cash collateralize any outstanding but undrawn Letter of Credit in accordance with
Section 3.5(d), or with the consent of all Lenders, to the prepayment of the Existing Senior Obligations.

          2.5 REPAYMENT OF LOANS; EVIDENCE OF DEBT. (a) The Borrower hereby unconditionally promises to pay on the Termination Date (or such earlier date on which the Loans become due and payable pursuant to Section 8) to the Agent (i) for the account of each Lender which is not Chase or a Voting Participant, the then unpaid amount of each Loan of such Lender and (ii) for the account of Chase, the then unpaid principal amount of each Loan of Chase and each Voting Participant. If there are any L/C Obligations constituting undrawn Letters of Credit, the Borrower shall replace such Letter(s) of Credit or cash collateralize such L/C Obligations, in each case in accordance with subsection 3.5(d). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 2.7. Settlement of payments with Voting Participants shall be made by Chase as provided in the Participation Agreement.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan (or purchase of participations in Loans pursuant to the Participation Agreement by such Lender) from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement (or the Participation Agreement).

          (c) The Agent shall maintain the Register pursuant to subsection 10.7(d), and a subaccount therein for each Lender, in which shall be recorded
(i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable on to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Agent hereunder from the Borrower and each Lender=s share thereof.

          (d) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 2.5(b) shall, to the extent permitted by applicable law, be PRIMA FACIE evidence of the existence and amounts of the obligations of the Borrower therein recorded; PROVIDED, HOWEVER, that the failure of any Lender to maintain any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made (including by way of purchase of participations pursuant to the Participation Agreement) by such Lender in accordance with the terms of this Agreement.

          (e) The Borrower agrees that, upon the request to the Agent by any Lender which is not a Voting Participant, the Borrower will promptly execute and deliver to such Lender a promissory note of the Borrower evidencing the Loans of such Lender (which, in the case of Chase, shall include Loans participated to Voting Participants pursuant to the Participation Agreement), substantially in the form of Exhibit D with appropriate insertions as to date and principal amount (a "NOTE").

          2.6 OPTIONAL PREPAYMENTS. The Borrower may at any time and from time to time, prepay the Loans, in whole or in part, without premium or penalty, on at least one Business Day's irrevocable notice to the Agent, specifying the date and amount of prepayment. Upon receipt of any such notice, the Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection 2.11. Partial prepayments shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Settlement of prepayments with Voting Participants shall be made by Chase as provided in the Participation Agreement.

          2.7 INTEREST RATES AND PAYMENT DATES. (a) Each Loan shall bear interest at a rate per annum equal to the ABR plus 3.5%.

          (b) If all or a portion of (i) any principal of any Loan, (ii) any interest payable thereon, (iii) any commitment fee or (iv) any other amount payable hereunder shall not be paid after the expiration of any applicable grace period (whether at the stated maturity, by acceleration or otherwise), the principal of the Loans and any such overdue interest, commitment fee or other amount shall bear interest at a rate per annum equal to the ABR plus 5.5%, in each case from the date of such non-payment until such overdue principal, interest, commitment fee or other amount is paid in full (as well after as before judgment).

          (c) Interest shall be payable in arrears on each Interest Payment Date, PROVIDED that interest accruing pursuant to paragraph (b) of this subsection shall be payable from time to time on demand.

          2.8 COMPUTATION OF INTEREST AND FEES. (a) Commitment and Standby Letter of Credit fees and, whenever it is calculated on the basis of the Prime Rate, interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed, and, otherwise, interest shall be calculated on the basis of a 360-day year for the actual days elapsed. Any change in the interest rate on a Loan resulting from a change in the ABR shall become effective as of the opening of business on the day on which such change becomes effective. The Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

          (b) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

          2.9 FACILITY FEE. On the Closing Date the Borrower shall (i) pay to the Agent for the ratable benefit of the Lenders a fee in an amount equal to 2.35% of the aggregate Commitments payable in cash on the Closing Date and (ii) issue to each Lender its ratable share of warrants exercisable for 250,000 shares of the Borrower=s common stock, to be dated the date of issue thereof, to expire on the fifth anniversary of the Closing Date and to be substantially in the form of Exhibit E (the "FACILITY FEE WARRANTS"); PROVIDED that 75,000 of such Facility Fee Warrants (the "FIXED FACILITY FEE WARRANTS") shall be immediately exercisable on the Closing Date and subject to Section 10.6, the balance (i.e., 175,000 (the "CANCELABLE FACILITY FEE WARRANTS")) of such warrants shall be exercisable at any time on or after July 1, 2000. The holders of such Warrants shall have the benefit of a registration rights agreement to be executed by the Borrower on the Closing Date substantially in the form of Exhibit F. The cash payment and the Facility Fee Warrants described in this subsection 2.9 are collectively the "FACILITY FEE".

          2.10 PRO RATA TREATMENT AND PAYMENTS. (a) Each borrowing of Loans by the Borrower from the Lenders hereunder shall be made, each payment by the Borrower on account of any commitment fee in respect of the Commitments and on account of the Facility Fee hereunder shall be allocated by the Agent, and any reduction of the Commitments of the Lenders shall be allocated by the Agent, PRO RATA according to the Commitment Percentages of the Lenders; PROVIDED that the Agent shall allocate to Chase both the PRO RATA share due to it and the PRO rata shares due to the Voting Participants, and Chase shall settle with the Voting Participants as provided in the Participation Agreement. Each payment (including each prepayment) by the Borrower on account of principal of and interest on any Loan shall be allocated by the Agent PRO RATA according to the respective outstanding principal amounts of such Loans then held by the Lenders, PROVIDED, that the Agent shall allocate to Chase both the PRO rata share due to it and the PRO RATA shares due to the Voting Participants, and Chase shall settle with the Voting Participants as provided in the Participation Agreement. All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 2:00 P.M., New York City time, on the due date thereof to the Agent, for the account of the Lenders, at the Agent's office specified in subsection 10.2, in Dollars and in immediately available funds. The Agent shall distribute such payments to the Lenders which are not Voting Participants promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

          (b) Unless the Agent shall have been notified in writing by any Lender which is not a Voting Participant prior to a borrowing that such Lender will not make the amount that would constitute its Commitment Percentage (or, in the case of Chase, its Commitment Percentage plus the Commitment Percentages of the Voting Participants) of such borrowing available to the Agent, the Agent may assume that such Lender is making such amount available to the Agent, and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Agent. A certificate of the Agent submitted to any Lender which is not a Voting Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's Commitment Percentage (or, in the case of Chase, its Commitment Percentage plus the Commitment Percentages of the Voting Participants) of such borrowing is not made available to the Agent by such Lender within three Business Days of such Borrowing Date, the Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder, on demand, from the Borrower.

          2.11 TAXES. (a) All payments made by the Borrower under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Agent or any Lender as a result of a present or former connection between the Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("NON-EXCLUDED TAXES") are required to be withheld from any amounts payable to the Agent or any Lender hereunder or under any Note, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, PROVIDED, HOWEVER, that the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

               (i) deliver to the Borrower and the Agent (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

               (ii) deliver to the Borrower and the Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

               (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a Nonvoting Participant pursuant to subsection 10.7 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection, provided that in the case of a Nonvoting Participant such Nonvoting Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

          2.12 CHANGE OF LENDING OFFICE. Each Lender agrees that if it makes any demand for payment under subsection 2.11(a), it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or eliminate the need for the Borrower to make payments under subsection 2.11(a).

                          SECTION 3. LETTERS OF CREDIT

          3.1 L/C COMMITMENT. (a) Subject to the terms and conditions hereof, the Issuing Bank, in reliance on the agreements of the other Lenders set forth in subsection 3.4(a), agrees to issue letters of credit ("LETTERS OF CREDIT") for the account of the Borrower on any Business Day during the Commitment Period in such form as may be approved from time to time by the Issuing Bank; PROVIDED that the Issuing Bank shall have no obligation to issue any Letter of Credit (i) if there is sufficient availability under the Existing Credit Agreement to issue an Existing Letter of Credit in the requested amount or (ii) if, after giving effect to such issuance, (x) the L/C Obligations would exceed the L/C Commitment, (y) the Available Commitments would be less than zero or (z) the Aggregate L/C Obligations would exceed $24,000,000. No Letter of Credit shall be issued hereunder unless after giving effect thereto the Borrower shall be in compliance with the provisions of subsection 2.1(b).

          (b) Each Letter of Credit shall:

               (i) be denominated in Dollars and shall be either (A) a standby letter of credit issued to support obligations of the Borrower, contingent or otherwise, the terms and conditions of which are satisfactory to the Required Lenders, as evidenced by their prior written approval (a "STANDBY LETTER OF CREDIT"), or (B) a commercial letter of credit issued in respect of the purchase of goods and services by the Borrower and its Subsidiaries in the ordinary course of business (a "COMMERCIAL LETTER OF Credit"); and

               (ii) expire no later than the Termination Date unless cash collateralized as provided in subsection 3.5(d).

          (c) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

          (d) The Issuing Bank shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Bank or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

          3.2 PROCEDURE FOR ISSUANCE OF LETTERS OF CREDIT. The Borrower may from time to time request that the Issuing Bank issue a Letter of Credit by delivering to the Issuing Bank at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Bank, and such other certificates, documents and other papers and information as the Issuing Bank may request. Upon receipt of any Application, the Issuing Bank will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Bank be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Bank and the Borrower. The Issuing Bank shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof.

          3.3 FEES, COMMISSIONS AND OTHER CHARGES. (a) The Borrower shall pay to the Agent, for the account of the Issuing Bank and the L/C Participants, a letter of credit fee (i) with respect to each Standby Letter of Credit, computed at the rate per annum equal to 3.50%, payable in arrears on each Interest Payment Date, on the aggregate amount from time to time available to be drawn under such Standby Letter of Credit and (ii) with respect to Commercial Letters of Credit, computed at the rate per annum equal to 1.50% of the average daily amount from time to time available to be drawn under all outstanding Commercial Letters of Credit, payable in arrears on each Interest Payment Date. Such fees shall be nonrefundable and shall be payable to the Agent to be shared ratably among the Lenders in accordance with their respective Commitment Percentages in effect from time to time during the period for which payment of such fee is being made.

          (b) In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Bank for such normal and customary costs and expenses as are incurred or charged by the Issuing Bank in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

          (c) The Agent shall, not more often than monthly, distribute to the Issuing Bank and the L/C Participants all fees and commissions received by the Agent for their respective accounts pursuant to this subsection.

          3.4 L/C PARTICIPATIONS. (a) The Issuing Bank irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Bank to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Bank, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Commitment Percentage in the Issuing Bank's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Bank thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Bank that, if a draft is paid under any Letter of Credit for which the Issuing Bank is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Bank upon demand at the Issuing Bank's address for notices specified herein an amount equal to such L/C Participant's Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

          (b) If any amount required to be paid by any L/C Participant to the Issuing Bank pursuant to subsection 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Bank under any Letter of Credit is paid to the Issuing Bank within three Business Days after the date demand is made by the Issuing Bank as contemplated by Section 3.4(a), such L/C Participant shall pay to the Issuing Bank on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate, as quoted by the Issuing Bank, during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Bank, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to paragraph 3.4(a) is not in fact made available to the Issuing Bank by such L/C Participant within three Business Days after the date such payment is due, the Issuing Bank shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to the Loans hereunder. A certificate of the Issuing Bank submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

          (c) Whenever, at any time after the Issuing Bank has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 3.4(a), the Issuing Bank receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Bank), or any payment of interest on account thereof, the Issuing Bank will distribute to such L/C Participant its pro rata share thereof; PROVIDED, HOWEVER, that in the event that any such payment received by the Issuing Bank shall be required to be returned by the Issuing Bank, such L/C Participant shall return to the Issuing Bank the portion thereof previously distributed by the Issuing Bank to it.

          3.5 REIMBURSEMENT OBLIGATION OF THE BORROWER. (a) The Borrower agrees to reimburse the Issuing Bank on each date on which the Issuing Bank notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Bank for the amount of (i) such draft so paid and
(ii) any taxes, fees, charges or other costs or expenses incurred by the Issuing Bank in connection with such payment. Each such payment shall be made to the Issuing Bank at its address for notices specified herein in Dollars and in immediately available funds.

          (b) Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this subsection from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full, in accordance with paragraph (c) below or from the Borrower=s available cash or otherwise, at a rate equal to the ABR plus 5.5%.

          (c) Each drawing under any Letter of Credit which is not reimbursed pursuant to subsection 3.5(a) on the same day it is drawn shall constitute a request by the Borrower to the Agent for a borrowing (pursuant to subsection 2.2) of Loans in the amount of such drawing (which Loan shall be made irrespective of the Borrower=s ability to satisfy the conditions set forth in subsection 5.2). The Borrowing Date with respect to a borrowing under this paragraph shall be deemed to be the date of such drawing.

          (d) On the Termination Date, all outstanding Letters of Credit shall be replaced and returned to the Issuing Bank undrawn and marked "canceled", or to the extent that the Borrower is unable to replace any Letters of Credit, such Letters of Credit shall be cash collateralized under the Collateral Agreement by the Borrower depositing an amount equal to 105% of the face amount of such Letters of Credit into the LIFO L/C Cash Collateral Account.

          3.6 OBLIGATIONS ABSOLUTE. (a) The Borrower's obligations under this
Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Bank or any beneficiary of a Letter of Credit.

          (b) The Borrower also agrees with the Issuing Bank that the Issuing Bank shall not be responsible for, and the Borrower's Reimbursement Obligations under subsection 3.5(a) shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (ii) any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or
(iii) any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee.

          (c) The Issuing Bank shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Bank's gross negligence or willful misconduct.

          (d) The Borrower agrees that any action taken or omitted by the Issuing Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the UCC, shall be binding on the Borrower and shall not result in any liability of the Issuing Bank to the Borrower.

          3.7 LETTER OF CREDIT PAYMENTS. If any draft shall be presented for payment under any Letter of Credit, the Issuing Bank shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Bank to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

          3.8 APPLICATION. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this
Section 3, the provisions of this Section 3 shall govern.

                    SECTION 4. REPRESENTATIONS AND WARRANTIES

          To induce the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Agent and each Lender that:

          4.1 ORGANIZATION, CORPORATE EXISTENCE, ETC. Each of the Borrower and the other Loan Parties (a) is a corporation duly incorporated, validly existing and in good standing (or equivalent) under the laws of its state or country of incorporation (as applicable), (b) has the corporate power and authority to own its properties and to carry on its business as now being conducted, (c) is duly qualified to do business in every jurisdiction wherein the conduct of its business or the ownership of its properties is such as to require such qualification in all cases where failure to do so would be reasonably likely to have a Material Adverse Effect, (d) has the corporate power to execute and perform this Agreement and all other Loan Documents to which it is a party, and
(e) with respect to the Borrower only, has the corporate power to borrow the Loans.

          4.2 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder. Each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement. Other than for the filing of UCC financing statements and the recordation of Mortgages with respect to the Collateral and any filings with Governmental Authorities with respect to the Foreign Subsidiary Security Agreements, no consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document when executed will constitute, a legal, valid and binding obligation of each Loan Party party thereto enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          4.3 SECURITY DOCUMENTS. (a) The Collateral Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Pledged Securities referred to in the Collateral Agreement and proceeds thereof and, the stock certificates representing the Pledged Stock referred to in the Collateral Agreement having been delivered to, and remaining in the possession of, the Collateral Agent, the Collateral Agreement constitutes a fully perfected first priority Lien on, and security interest in, all right, title and interest of the relevant Loan Party in such Pledged Securities and the proceeds thereof, as security for the LIFO Obligations, in each case prior and superior in right to any other Person.

          (b) The Collateral Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein (and not covered in subsection 4.3(a)) and proceeds thereof, and subject to financing statements in appropriate form being on file in the offices specified on Schedule 4.3(b) and the other actions indicated on such schedule as having been taken, the Collateral Agreement constitutes a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties executing such agreement in such Collateral and the proceeds thereof, as security for the LIFO Obligations, in each case prior and superior in right to any other Person, other than with respect to Permitted Liens.

          (c) Each of the Mortgages upon execution and delivery thereof will be effective to create in favor of the Collateral Agent, for the benefit of the Lenders, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and subject to the Mortgages being on file in the appropriate offices, each such Mortgage will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the LIFO Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person, other than with respect to Permitted Liens.

          (d) Each Foreign Subsidiary Security Agreement upon execution and delivery thereof will be effective to create in favor of the Collateral Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof, and subject to all appropriate actions necessary to perfect a security interest in the Collateral having been taken, each such Foreign Subsidiary Security Agreement will constitute a fully perfected Lien on all right, title and interest of the Subsidiary executing such agreement in such Collateral and the proceeds thereof, as security for the Secured Obligations, in each case prior and superior in right to any other Person, other than with respect to Permitted Liens.

          4.4 FINANCIAL CONDITION. The Borrower has heretofore furnished to each Lender consolidated financial statements, including a balance sheet and statements of income and of cash flows, for the fiscal year ended December 31, 1998, audited by Cornick, Garber & Sandler LLP, as well as unaudited statements for the quarters ending March 31, 1999 and June 30, 1999. Such financial statements present fairly the financial condition of the Borrower and its Subsidiaries on a consolidated basis as of such date and their consolidated results of operations and cash flows for the periods covered thereby in conformity with GAAP. There is no obligation or liability, contingent or otherwise, of the Borrower or any of its Subsidiaries, which is material in amount and which is not reflected in such financial statements. Other than the items set forth on Schedule 1.4 to MRA Appendix B, since June 30, 1999, no Material Adverse Effect has occurred.

          4.5 TAXES. No Loan Party has received any notice of deficiencies from any taxing authority having jurisdiction over it or any of its property other than those that could not reasonably be expected to have a Material Adverse Effect. Each Loan Party has filed or caused to be filed all Federal, state and local tax returns which are required to be filed, and has paid or caused to be paid all taxes as shown on said returns or on any assessment received by it to the extent that such taxes have become due.

          4.6 TITLE TO PROPERTIES. Each Loan Party has good and marketable title in fee simple to, or a valid leasehold interest in, all of its real property, and good title to, or a valid leasehold interest in, all its other properties and assets except to the extent that any defects therein, individually and in the aggregate, could not reasonably be expected to have a Material Adverse Effect. There are no Liens on any of its properties and assets, except for those in favor of the Collateral Agent or Permitted Liens.

          4.7 LITIGATION. As to the Borrower and each Loan Party except as set forth in Schedule 4.7, (a) there are no actions, suits or proceedings (whether or not purportedly on behalf of the Borrower or any Guarantor) pending or, to its knowledge, threatened against it at law or in equity or before or by any Federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, which could reasonably be expected to have a Material Adverse Effect; and (b) it is not in default with respect to any judgment, writ, injunction, decree, rule, or regulation of any court or Federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign in any respect which could reasonably be expected to have a Material Adverse Effect.

          4.8 AGREEMENTS. Neither the Borrower nor any other Loan Party is a party to any agreement or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or regulation which would be reasonably likely to have a Material Adverse Effect, assuming such agreement or instrument, charter, other corporate restriction or any judgment, order, writ, injunction, decree or regulation is performed as written. Neither the Borrower nor any other Loan Party is in default in its performance, observance, or fulfillment of any material obligation, covenant, or condition contained in any other agreement or instrument to which it is a party, including, without limitation, those involving the Lenders (including this Agreement) which has not been waived except to the extent such default individually and in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

          4.9 EMPLOYEE BENEFIT PLANS. If applicable, each of the Borrower and the other Loan Parties is in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder. No Reportable Event has occurred with respect to a Plan, if any, administered by the Borrower or any Loan Party or an administrator designated by it. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by an amount which could reasonably be expected to have a Material Adverse Effect.

          4.10 FEDERAL RESERVE REGULATIONS. (a) Neither the Borrower nor any other Loan Party is engaged principally in, nor has as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System). If requested by any Lender, the Borrower will furnish to such Lender a statement on Federal Reserve Form U-1.

          (b) No part of the proceeds of the Loans will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund Indebtedness originally incurred for such purpose, or (ii) for any purpose which violates or is inconsistent with the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

          4.11 GOVERNMENTAL APPROVAL; LICENSES. Other than for the filing of UCC financing statements and the recordation of Mortgages with respect to the Collateral and any filings with Governmental Authorities with respect to the Foreign Subsidiary Security Agreements, no license, permit or certificate, registration with or consent or approval of, or other action by, any Federal, state, municipal or other Governmental Authority is required in connection with its execution, delivery, and performance of this Agreement or any of the other Loan Documents. Each of the Borrower and the other Loan Parties possesses all licenses, permits, certificates, approvals and the like ("LICENSES") necessary for the lawful operation of its business, to the extent that failure to possess such Licenses would have a Material Adverse Effect. All such Licenses are in full force and effect, and there exists no threat of a revocation or suspension of any Licenses, except as could not reasonably be expected to have a Material Adverse Effect.

          4.12 AFFILIATES; SUBSIDIARIES. As of the date hereof, the Borrower has no Affiliates or Subsidiaries except as set forth on Schedule 4.12.

          4.13 COMPLIANCE WITH APPLICABLE LAWS. Each of the Borrower and the other Loan Parties is in compliance with the material requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority applicable to it, except as could not reasonably be expected to have a Material Adverse Effect.

          4.14 ENVIRONMENTAL MATTERS. In the ordinary course of its business, the Borrower conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries (not, however, necessarily including PRC Subsidiaries), in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Borrower has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, could not reasonably be expected to exceed $1,500,000.

          4.15 INTELLECTUAL PROPERTY. Each of the Borrower and the other Loan Parties owns, or is taking appropriate actions to secure the ownership of (and believes in good faith that, prior to obtaining such ownership, it is entitled to use) or is licensed to use, all trademarks, trade names, patents, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted (the "INTELLECTUAL PROPERTY"), except for those where the failure to own or license the same could not have a Material Adverse Effect. Except as set forth on Schedule 4.15, as of the date hereof, to the best knowledge of the Borrower and each other Loan Party, (i) no claim is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, (ii) there is no valid basis for any such claim and (iii) the use of such Intellectual Property does not infringe upon the rights of any Person. Except as set forth on
Schedule 4.15, as of any date after the Closing Date upon which this representation and warranty shall be deemed to be made pursuant to subsection
5.2 of this Agreement or otherwise, to the best knowledge of the Borrower and each Loan Party, (i) no claim is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, (ii) there is no valid basis for any such claim, and (iii) the use of such Intellectual Property does not infringe on the rights of any Person except for claims or infringements that in the aggregate are not reasonably likely to have a Material Adverse Effect.

          4.16 INVESTMENT COMPANY ACT. Neither the Borrower nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          4.17 DEPOSITARY ACCOUNTS. As of the date hereof, Schedule 1.13(b) to MRA Appendix B sets forth a true and complete list of all bank accounts maintained by the Borrower and its Subsidiaries.

          4.18 SCHEDULES. All of the information which is required to be scheduled pursuant to this Agreement and any other Loan Document is correct and accurate on the date hereof.

          4.19 PURPOSE OF LOANS. The proceeds of the Loans shall be used by the Borrower exclusively for working capital purposes in the ordinary course of business.

          4.20 RAC-FSC. RAC-FSC has no material assets.

          4.21 YEAR 2000 MATTERS. Any reprogramming required to permit the proper functioning (but only to the extent that such proper functioning would otherwise be impaired by the occurrence of the year 2000) in and following the year 2000 of computer systems and other equipment containing embedded microchips, in either case owned or operated by the Borrower or any of its Subsidiaries or used or relied upon in the conduct of their business (including any such systems and other equipment supplied by others or with which the computer systems of the Borrower or any of its Subsidiaries interface), and the testing of all such systems and other equipment as so reprogrammed, has been completed. The costs to the Borrower and its Subsidiaries that have not been incurred as of the date hereof for such reprogramming and testing and for the other reasonably foreseeable consequences to them of any improper functioning of other computer systems and equipment containing embedded microchips due to the occurrence of the year 2000 could not reasonably be expected to result in a Default or Event of Default or to have a Material Adverse Effect. Except for any reprogramming referred to above, the computer systems of the Borrower and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient for the conduct of their business as currently conducted.

          4.22 REGULATION H. No Mortgage encumbers improved real property which is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

          4.23 LABOR MATTERS. There are no strikes or other labor disputes against the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters, which violation (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from the Borrower or any of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Borrower or the relevant Subsidiary.

                         SECTION 5. CONDITIONS PRECEDENT

          5.1 CONDITIONS TO EFFECTIVENESS. The agreement of each Lender to make Loans hereunder shall not become effective unless and until the following conditions precedent shall have been satisfied on or before September 10, 1999.

          (a) LOAN DOCUMENTS. The Agent shall have received each Loan Document, executed and delivered by a duly authorized officer of the Borrower or other relevant Loan Party, with a counterpart for each Lender, PROVIDED, HOWEVER, that
(i) with respect to the Guarantee, such document shall have been executed and delivered by a duly authorized officer of each Domestic Subsidiary, Recoton German Holdings GmbH, MacAudio Electronic GmbH, Magnat Audio-Produkte GmbH, HECO Audio-Produkte GmbH, and Recoton Canada Ltd.; and (ii) with respect to the Collateral Agreement, such document shall have been executed and delivered by a duly authorized officer of the Borrower and each Domestic Subsidiary.

          (b) CORPORATE PROCEEDINGS OF THE LOAN PARTIES. The Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Agent, of the Board of Directors of the Borrower and each Domestic Subsidiary authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and (ii) the performance of all transactions contemplated under the Loan Documents, certified by the Secretary or an Assistant Secretary of such Loan Party as of the Closing Date, which certificate shall be in form and substance satisfactory to the Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

          (c) BORROWER INCUMBENCY CERTIFICATE. The Agent shall have received, with a counterpart for each Lender, a Borrowing Certificate, dated the Closing Date, as to the incumbency and signature of the officers of the Borrower executing any Loan Document satisfactory in form and substance to the Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrower; substantially in the form of Exhibit G hereto.

          (d) FEES. The Borrower shall have (i) paid to the Agent (x) for the ratable benefit of the Lenders the Facility Fee and (y) for the Agent=s own account, the Agency Fee and the Collateral Agency Fee and (ii) reimbursed, with respect to invoices received at least one Business Day prior to the Closing Date, each Lender and the Agent for all its reasonable costs and expenses, including without limitation, the reasonable fees and disbursements of counsel to each Lender and the Agent (including the allocated fees and expenses of in-house counsel) as provided in Section 10.5; PROVIDED that with respect to invoices received on or after the Closing Date, the Borrower shall reimburse the entity submitting such invoice in accordance with this Agreement as soon as practicable thereafter.

          (e) INSURANCE. The Agent shall have received on the Closing Date one or more schedules describing all insurance maintained by the Borrower and each Guarantor pursuant to subsection 1.5 of MRA Appendix B.

          (f) INFORMATION. The Agent and each of the Lenders shall have received such information (financial or otherwise) as may be reasonably requested by the Agent or any Lender and the Agent and each of Lenders shall have completed, and shall be satisfied with the results of, all due diligence deemed necessary by each of them.

          (g) MASTER RESTRUCTURING AGREEMENT CONDITIONS PRECEDENT. Each of the conditions precedent specified in Section 7 of the Master Restructuring Agreement has been satisfied or waived in accordance with the terms thereof.

          (h) ADDITIONAL MATTERS. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Agent, and the Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

          5.2 CONDITIONS TO EACH EXTENSION OF CREDIT. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including, without limitation, its initial extension of credit but excluding the purchase of participations pursuant to the Participation Agreement, which shall be governed by the terms thereof) is subject to the satisfaction of the following conditions precedent:

               (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by any Loan Party in or pursuant to Section 4 or which are contained in any other Loan Document shall be true and correct in all material respects on and as of the date of such Loan or the issuance of such Letter of Credit as if made on and as of such date (unless stated to relate to a specific earlier date, in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date), including that there shall not have occurred any event or condition since the Closing Date which could reasonably be expected to result in a Material Adverse Effect.

               (b) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

               (c) BORROWING CERTIFICATE. The Agent shall have received a certificate executed by an executive officer of the Borrower, substantially in the form of Exhibit G, certifying that (i) the requested Loan or Letter of Credit and the application or use thereof are consistent with the terms of this Agreement and is necessary, after utilization and application of the Borrower=s available cash, in order to satisfy the Borrower=s obligations in the ordinary course of business or as otherwise permitted hereunder, (ii) the Borrower and each Guarantor has observed or performed all of its covenants and other agreements in all material respects, and satisfied in all material respects every condition, contained herein or in any other Loan Document to be observed, performed or satisfied by the Borrower or such Guarantor and (iii) such officer has no knowledge of any Default or Event of Default.

               (d) FEES. The Borrower shall have paid to the Agent and the Lenders the then unpaid balance of all accrued and unpaid fees and expenses then payable under and pursuant to this Agreement.

               (e) AVAILABILITY UNDER EXISTING L/C COMMITMENT. With respect to the issuance of any Letter of Credit, there shall not be sufficient availability under the Existing L/C Commitment to issue an Existing Letter of Credit in the requested amount.

          Each borrowing by and Letter of Credit issued on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such Loan or issuance that the conditions contained in this subsection have been satisfied.

                        SECTION 6. AFFIRMATIVE COVENANTS

          The Borrower hereby agrees that, so long as the Commitments remain in effect, any Note or any Letter of Credit remains outstanding and unpaid (unless cash collateralized) or any other amount is owing to any Lender or the Agent hereunder, the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to observe the affirmative covenants set forth in Section 1 of MRA Appendix B, which are incorporated by reference herein as if fully set forth herein.

                          SECTION 7. NEGATIVE COVENANTS

          The Borrower hereby agrees that, so long as the Commitments remain in effect, any Note or any Letter of Credit remains outstanding and unpaid (unless cash collateralized) or any other amount is owing to any Lender or the Agent hereunder, the Borrower shall not, and shall not permit any of its Subsidiaries, directly or indirectly, to breach any of the negative covenants set forth in
Section 2 of MRA Appendix B, which are incorporated by reference herein as if fully set forth herein.

                          SECTION 8. EVENTS OF DEFAULT

          If any Event of Default shall occur and be continuing then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or
(ii) of paragraph (f) of MRA Appendix C with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and the Notes shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Agent may, or upon the request of the Required Lenders, the Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Agent may, or upon the request of the Required Lenders, the Agent shall, by notice of default to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit in the LIFO L/C Cash Collateral Account an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit.

          Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                              SECTION 9. THE AGENT

          9.1 APPOINTMENT. Each Lender hereby irrevocably designates and appoints the Agent as the Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

          9.2 DELEGATION OF DUTIES. The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

          9.3 EXCULPATORY PROVISIONS. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries.

          9.4 RELIANCE BY AGENT. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower or any of its Subsidiaries), accountants of the Borrower, independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected held harmless and indemnified in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

          9.5 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or the Borrower, referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; PROVIDED that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          9.6 NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder (including matters with respect to which the Borrower is required to deliver to the Agent a sufficient number of copies of counterparts for each Lender), the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or any of its Subsidiaries which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

          9.7 INDEMNIFICATION. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their Commitment Percentages in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans and Reimbursement Obligations shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; PROVIDED that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Loans, the termination of the Commitments, and all other amounts payable hereunder.

          9.8 AGENT IN ITS INDIVIDUAL CAPACITY.

          (a) The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Agent were not the Agent hereunder and under the other Loan Documents.

          (b) With respect to its Loans made or renewed by it and any Note issued to it and with respect to any Letter of Credit issued or participated in by it, the Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

          9.9 SUCCESSOR AGENT. The Agent may resign as Agent upon 30 days' notice to the Lenders and the Borrower. If the Agent shall resign as Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor Agent for the Lenders, whereupon such successor Agent, shall succeed to the rights, powers and duties of the Agent hereunder. Effective upon such appointment and approval, the term "Agent" shall mean such successor Agent, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Agent's resignation as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

                            SECTION 10. MISCELLANEOUS

          10.1 AMENDMENTS AND WAIVERS. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Required Lenders may, or, with the written consent of the Required Lenders, the Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; PROVIDED, HOWEVER, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Loan or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Commitment, or modify the provisions of subsection 2.10 with regard to pro rata treatment of the Lenders, or modify the terms of any warrants issued to any Lender hereunder in each case without the consent of each Lender affected thereby, or (ii) amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, in each case without the written consent of all the Lenders, or (iii) increase the total amount of the Commitment set forth on Schedule 1.1A without the consent of all Lenders, or (iv) amend, modify or waive any provision of Section 9 without the written consent of the then Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Agent and all future holders of the Loans. In the case of any waiver, the Borrower, the Lenders and the Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

          10.2 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by registered or certified mail, five days (or ten days, in the case of mailings between locations inside and outside of the United States) after being deposited in the mails, postage prepaid (airmail, in the case of mailings between locations inside and outside of the United States), or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows in the case of the Borrower and the Agent, and as set forth in Schedule 10.2 in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

         The Borrower:       Recoton Corporation
                             2950 Lake Emma Road
                             Lake Mary, Florida  32746
                             Attention: Stuart Mont
                             Fax: 407-444-0559

                             With a copy to:

                             Stroock & Stroock & Lavan LLP
                             180 Maiden Lane
                             New York, New York  10038
                             Fax:  212-806-6006
                             Attn:  Managing Clerk

         The Administrative
           Agent:            The Chase Manhattan Bank
                             241-02 Northern Boulevard, 3rd Floor
                             Douglaston, New York  11362
                             Attention: Recoton Account Officer
                             Fax: 718-279-8326

                             with a copy to:

                             Mr. Roger Odell
                             The Chase Manhattan Bank
                             380 Madison Avenue, 9th Floor
                             New York, New York  10017

PROVIDED that any notice, request or demand to or upon the Agent or the Lenders pursuant to subsection 2.2, 2.4, 2.6 or 2.10 shall not be effective until received.

          10.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          10.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

          10.5 PAYMENT OF EXPENSES AND TAXES. In addition to their obligations under Section 5.1 hereof, the Borrower and each other Loan Party agree (a) to pay or reimburse the Agent and each Lender for all their reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, including the reasonable fees and disbursements of professionals to the Agent or counsel to any such Lender, (b) to pay or reimburse the Agent, The Prudential Insurance Company of America and John Hancock Mutual Life Insurance Company for all their reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, but including only the reasonable fees and disbursements of professionals to the Agent or counsel to The Prudential Insurance Company of America and counsel to John Hancock Mutual Life Insurance Company, (c) to pay or reimburse the Agent and each Lender for all their reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to the Agent and each Lender, (d) to pay, indemnify, and hold the Agent and each Lender harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (e) to pay, indemnify, and hold the Agent and each Lender, their respective officers, directors, employees, affiliates, agents and controlling persons (each, an "indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents or the use of proceeds of the Loans, including, any of the foregoing relating to the violation of, noncompliance with or liability under any Environmental Law applicable to the operations or properties of the Borrower, any of its Subsidiaries, (all the foregoing in this clause (e), collectively, the "indemnified liabilities"), PROVIDED, that the Borrower shall have no obligation hereunder to any indemnitee with respect to indemnified liabilities to the extent such indemnified liabilities resulted from the gross negligence or willful misconduct of such indemnitee. The agreements in this subsection shall survive repayment of the Loans and all other amounts payable under the Loan Documents.

          10.6 FACILITY FEE ADJUSTMENT. If on or before June 30, 2000 (a) the LIFO Repayment Date shall have occurred and (b) all Existing Senior Obligations shall have been paid or cash collateralized, as applicable, in full and the Existing L/C Commitment shall have been terminated, the Cancelable Facility Fee Warrants shall be returned to the Borrower and cancelled.

          10.7 SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

          (b) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to any financially sound bank, insurance company or other similar financial institution ("NONVOTING PARTICIPANTS") participating interests in any portion of (i) with respect to a Lender not a Voting Participant, any Loan or Reimbursement Obligation owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under such Lender's Notes or any other Loan Documents and (ii) with respect to a Voting Participant, its participating interest under the Participation Agreement, any Commitment of such Voting Participant or any other interest of such Voting Participant hereunder or under any other Loan Documents PROVIDED, that a participant of a Voting Participant may not become a Voting Participant without the written consent of Chase, PROVIDED, FURTHER that with respect to clauses (i) and (ii) (y) such Lender shall simultaneously sell, and such Nonvoting Participant shall purchase, a participating interest in a similar percentage of such Lender=s Existing Senior Obligations and (z) the aggregate principal amount of the portion of the Loans or Reimbursement Obligations or the aggregate amount of the Commitments, as the case may be, in which any such participating interest is sold shall not be less than US$1,000,000. In the event of any such sale by a Lender of a participating interest to a Nonvoting Participant, such Lender's obligations under this Agreement to the other parties to this Agreement (and its Participation Agreement, if applicable) shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower, the Agent and, if applicable, Chase as a party to the Participation Agreement shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and, if applicable, the Participation Agreement and the other Loan Documents. No Lender shall be entitled to create in favor of any Nonvoting Participant, in the agreement pursuant to which such Nonvoting Participant's participating interest shall be created or otherwise, any right to vote on, consent to or approve any matter relating to this Agreement or any other Loan Document except for those specified in clauses (i) and (ii) of the proviso to subsection 10.1. The Borrower agrees that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Nonvoting Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note, PROVIDED that, in purchasing such participating interest, such Nonvoting Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 10.8(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Nonvoting Participant shall be entitled to the benefits of subsection 2.11 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; PROVIDED that such Nonvoting Participant shall have complied with the requirements of said subsection and PROVIDED, FURTHER, that no Nonvoting Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Nonvoting Participant had no such transfer occurred.

          (c) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time and from time to time assign to any Lender or any Affiliate thereof or, with the consent of the Agent (which shall not be unreasonably withheld), to any financially sound bank, insurance company or other similar financial institution that satisfies the requirements in clauses (i) and (ii) below, as applicable, (an "ELIGIBLE ASSIGNEE") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit H, executed by such Eligible Assignee, such assigning Lender (and, in the case of an Eligible Assignee that is not then a Lender or an Affiliate thereof, by the Agent) and delivered to the Agent for its acceptance, PROVIDED that (i) such Lender shall assign, and the Eligible Assignee shall assume, a similar percentage of such Lender=s Existing Senior Obligations and (ii) the sum of the aggregate principal amount of the Loans, the aggregate amount of the L/C Obligations and the aggregate amount of the Available Commitment being assigned is equal to at least $5,000,000 (or if such Lender=s Commitment is less than $5,000,000, the remaining amount of its Commitment), PROVIDED, FURTHER, that unless Chase shall otherwise consent in writing, the Eligible Assignee of any Voting Participant shall not be a Voting Participant but shall become a party to this Agreement as a direct Lender. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Eligible Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender, hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement and its Participation Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto).

          (d) The Agent, on behalf of the Borrower, shall maintain at the address of the Agent referred to in subsection 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee (and, in the case of an Eligible Assignee that is not then a Lender or an Affiliate thereof, by the Agent) together with payment by the Eligible Assignee to the Agent of a registration and processing fee of $3,500, the Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower.

          (f) The Borrower authorizes each Lender to disclose, subject to appropriate confidentiality agreements to any Nonvoting Participant or Eligible Assignee (each, a "TRANSFEREE") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

          (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law or Federal Reserve Bank requirement.

          10.8 ADJUSTMENTS; SET-OFF. (a) If any Lender (a "benefitted Lender") at any time shall receive any payment of all or part of its Loans or the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in paragraph (f) of MRA Appendix C, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans or the Reimbursement Obligations owing to it, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan or the Reimbursement Obligations owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; and if after taking into account such sharing the benefitted Lender continues to have access to additional funds of or collateral granted by the Borrower for application on account of its debt, then the benefitted Lender shall use such funds or collateral to reduce indebtedness of the Borrower held by it and share such payments and the benefits of such collateral with the other Lenders; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Loan may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder or under the Notes (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Lender, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application.

          10.9 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Agent.

          10.10 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          10.11 INTEGRATION. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents or in the Participation Agreement.

          10.12 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          10.13 SUBMISSION TO JURISDICTION; WAIVERS. The Borrower hereby irrevocably and unconditionally:

               (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

               (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

               (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in subsection 10.2 or at such other address of which the Agent shall have been notified pursuant thereto;

               (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

               (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

          10.14 ACKNOWLEDGEMENTS. The Borrower hereby acknowledges that:

               (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

               (b) neither the Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

               (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

          10.15 WAIVERS OF JURY TRIAL. THE BORROWER, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          10.16 CONFIDENTIALITY. Each Lender agrees to keep confidential all information provided to it by the Borrower pursuant to this Agreement; PROVIDED that nothing herein shall prevent any Lender from disclosing any such information (i) to the Agent or any other Lender, (ii) to any Transferee or prospective Transferee which agrees to comply with the provisions of this subsection, (iii) to such of its employees, directors, agents, attorneys, accountants and other professional advisors who need to know such information and who are advised of the obligation to maintain the confidentiality of such information, and who have agreed to maintain the confidentiality of such information, (iv) upon the request or demand, or in accordance with the requirements (including reporting requirements), of any Governmental Authority having jurisdiction over such Lender, (v) in response to any subpoena, order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (vi) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such Lender=s investment portfolio, (vii) which has been publicly disclosed other than in breach of this Agreement, or (viii) in connection with the exercise of any remedy hereunder.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                     RECOTON CORPORATION


                                     By:   /S/ STUART MONT
                                           -----------------------------------
                                           Name: Stuart Mont
                                           Title:   Chief Operating Officer
                                                    Executive Vice President



                                     THE CHASE MANHATTAN BANK, as Agent, Issuing
                                     Bank and as a Lender


                                      By:   /S/ ROGER ODELL
                                            ----------------------------
                                            Name:    Roger Odell
                                            Title:   Managing Director


                                     HARRIS TRUST AND SAVINGS BANK, as a Lender


                                     By:  /S/ RAYMOND C. WHITACRE
                                          --------------------------------
                                           Name:  Raymond C. Whitacre
                                           Title:  Managing Director


                                     HSBC BANK U.S.A. (formerly known as MARINE
                                     MIDLAND BANK), as a Lender


                                     By:   /S/ FERNANDO A. TORRES
                                           -------------------------------
                                           Name: Fernando A. Torres
                                           Title: Vice President


                                     FIRST UNION NATIONAL BANK, as a Lender


                                     By:   /S/ JAMES R. CONNORS
                                           ------------------------------
                                           Name: James R. Connors
                                           Title: Senior Vice President


                                     THE PRUDENTIAL INSURANCE COMPANY OF
                                     AMERICA, as a Lender


                                      By:   /S/ PAUL L.  MEIRING
                                            -----------------------------
                                            Name: Paul L. Meiring
                                            Title: Vice President


                                     JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY, as a Lender and a Voting Participant


                                      By:   /S/ ANTHONY C. URICK
                                            -------------------------------
                                            Name: Anthony C. Urick
                                            Title: Second Vice President


                                     JOHN HANCOCK VARIABLE LIFE INSURANCE
                                     COMPANY, as a Lender and a Voting
                                     Participant


                                       By:   /S/ ANTHONY C. URICK
                                             ------------------------------
                                             Name: Anthony C. Urick
                                             Title: Authorized Officer


                                     MELLON BANK, N.A., AS TRUSTEE FOR THE
                                     LONG-TERM INVESTMENT TRUST, solely in its capacity as Trustee and not in its individual capacity (as directed by John Hancock Mutual Life Insurance Company), as a Lender and a Voting Participant


                                     By:   /S/ CAROLE BRUNO
                                           ------------------------------
                                           Name: Carole Bruno
                                           Title: Authorized Signatory


                                     MELLON BANK, N.A. AS TRUSTEE FOR BELL
                                     ATLANTIC MASTER PENSION TRUST, solely in its capacity as Trustee and not in its individual capacity (as directed by John Hancock Mutual Life Insurance Company), as a Lender and a Voting Participant



                                     By:   /S/ CAROLE BRUNO
                                           ------------------------------
                                           Name: Carole Bruno
                                           Title: Authorized Signatory


                                     THE NORTHERN TRUST COMPANY, AS TRUSTEE OF
                                     THE LUCENT TECHNOLOGIES INC. MASTER PENSION
                                     TRUST, as a Lender and a Voting Participant

                                     BY: John Hancock Mutual Life Insurance
                                     Company, as Investment Manager


                                      By:   /S/ ANTHONY C. URICK
                                            ---------------------------
                                            Name: Anthony C. Urick
                                            Title: Second Vice President


                                     INVESTORS PARTNER LIFE INSURANCE COMPANY, as a Lender and a Voting Participant



                                      By:  /S/ ANTHONY C. URICK
                                           ---------------------------------
                                           Name: Anthony C. Urick
                                           Title: Second Vice President


                                                             Schedule 1.1A

                                                COMMITMENT AMOUNTS


              HOLDER                                                     LIFO                          LIFO
                                                                         COMMITMENT                    COMMITMENT
                                                                         AMOUNT                        PERCENTAGES

The Chase Manhattan Bank                                                   $   12,688,088.00          25.37617600%

First Union National Bank                                                       4,653,175.00           9.30635000%

Harris Trust and Savings Bank                                                   3,221,600.00           6.44320000%

HSBC Bank, U.S.A. (formerly known as Marine Midland Bank)                       4,647,969.00           9.29593800%

The Prudential Insurance Company of America                                    15,493,230.00          30.98646000%

John Hancock Mutual Life Insurance Company                                      7,938,731.06          15.87746212%

John Hancock Variable Life Insurance Company                                      371,837.52           0.74367504%

Investors Partner Life Insurance Company                                          120,847.19           0.24169438%

Mellon Bank, N.A., as Trustee for Long-Term
Investment Trust, solely in its capacity as Trustee                               158,030.94           0.31606190%
and not in its individual capacity (as directed by John
Hancock Mutual Life Insurance Company)

Mellon Bank, N.A., as Trustee for Bell Atlantic
Master Pension Trust, solely in its capacity as                                   371,837.52           0.74367504%
Trustee and not in its individual capacity (as
directed by John Hancock Mutual Life Insurance
Company)

The Northern Trust Company, as Trustee of
the Lucent Technologies Inc. Master Pension Trust                                 334,653.77           0.66930754%

       TOTAL                                                                  $50,000,000.00           100%
                                                                              ==============           ===


                                                                 SCHEDULE 2.1


              Period                Maximum Outstanding Amount                            Consolidated            Current
                                    (000's)                                               EBITDA                  Assets Ratio

                                         Peak Amount               End Amount

September 1-30, 1999                   $23,100,000                $23,100,000              ($2,500,000)              1.35:1

October 1-31, 1999                      30,600,000                 30,600,000               (2,500,000)              1.35:1

November 1-15, 1999                     34,600,000                 34,600,000               (2,500,000)              1.35:1

November 16-30, 1999                    44,600,000                 44,600,000                 5,700,000              1.35:1

December 1-31, 1999                     44,600,000                 38,100,000                 7,400,000              1.35:1

January 1-31,  2000                     38,100,000                 23,100,000                 7,150,000              1.30:1

February 1-29, 2000                     23,100,000                 18,100,000                 7,150,000              1.30:1

March 1-31, 2000                        23,100,000                 18,100,000                 7,150,000              1.25:1

April 1-30, 2000                        23,100,000                 18,100,000                 1,700,000              1.25:1

May 1-15, 2000                          31,100,000                 26,100,000                 1,400,000              1.25:1

May 16-31, 2000                         31,100,000                 26,100,000                 5,700,000              1.25:1

June 1-30, 2000                         34,100,000                 29,100,000                   650,000              1.30:1

July 1-31, 2000                         34,100,000                 29,100,000                   600,000              1.30:1

August 1-15, 2000                       39,100,000                 34,100,000                   600,000              1.30:1

August 16-31, 2000                      39,100,000                 34,100,000                 2,400,000              1.30:1

September 1-30, 2000                    44,100,000                 39,100,000                 4,000,000              1.35:1

October 1-31, 2000                      44,600,000                 44,600,000                 5,300,000              1.35:1

November 1-15, 2000                     44,600,000                 44,600,000                 5,300,000              1.35:1

November 16-30, 2000                    44,600,000                 39,600,000                14,700,000              1.35:1

December 1-31, 2000                     44,600,000                 34,600,000                 9,900,000              1.35:1

January 1-31, 2001                      38,100,000                 21,000,000                 9,900,000              1.30:1

February 1-28, 2001                     23,100,000                 10,000,000                 9,900,000              1.30:1

March 1-31, 2001                        18,100,000                  8,100,000                 9,900,000              1.30:1

April 1-30, 2001                        13,100,000                  2,600,000                 2,200,000              1.30:1

May 1-15, 2001                          13,100,000                  2,600,000                 1,800,000              1.30:1

May 16-30, 2001                         13,100,000                  2,600,000                 7,900,000              1.30:1

June 1-30, 2001                         13,100,000                  2,600,000                 2,200,000              1.30:1

NOTE: Compliance with the Current Asset Ratio test during any period set forth above shall be determined in accordance with the most recently delivered
        Current Asset Ratio Certificate. Compliance with Consolidated EBITDA test set forth above for any period shall be determined by reference to the following financial statements:

     PERIOD                        FINANCIAL STATEMENTS REFERENCED FOR PERIOD
     ------                        ------------------------------------------
     January through March         Financial statements for November of the
     preceding year
     April                         Financial statements for month of January
     May 1-15                      Financial statements for month of February
     May 16-31                     Financial statements for fiscal quarter
     ending March 31
     June                          Financial statements for month of April
     July                          Financial statements for month of May
     August 1-15                   Financial statements for month of May
     August 16-31                  Financial statements for fiscal quarter
     ending June 30
     September                     Financial statements for month of July
     October                       Financial statements for month of August
     November 1-15                 Financial statements for month of August
     November 16-30                Financial statements for fiscal quarter
     ending September 30
     December                      Financial statements for month of October

                                                                     EXHIBIT D


                                 [FORM OF NOTE]


                                   $___________________New York, New York
                                                      _____________, 1999


          FOR VALUE RECEIVED, the undersigned, Recoton Corporation, a New York corporation (the "Borrower"), hereby unconditionally promises to pay to the order of _____________ (the "LENDER") at the office of The Chase Manhattan Bank located at 241-02 Northern Boulevard, 3rd Floor, Douglaston, New York, 11362, in lawful money of the United States of America and in immediately available funds, on the Termination Date (as defined in the Credit Agreement referred to below) the principal amount of (a) DOLLARS ($ ), or, if less, (b) the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to subsection 2.1 of the Credit Agreement, as hereinafter defined. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in subsection 2.7 of such Credit Agreement.

          The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date and amount of each Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof. Each such endorsement shall constitute PRIMA FACIE evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Borrower in respect of such Loan.

          This Note (a) is one of the Notes referred to in the Credit Agreement dated as of __________, 1999 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Borrower, the Lender, the other banks and financial institutions from time to time parties thereto and The Chase Manhattan Bank, as Agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is guaranteed and secured as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the nature and extent of the Guarantee, the terms and conditions upon which the Guarantee was granted and the rights of the holder of this Note in respect thereof and for a description of the Collateral securing the obligations of the Borrower and the Guarantors under the Loan Documents.

          Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

          All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

          Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.



                                 RECOTON CORPORATION

                                 By:      ____________________________

                                 Name:    ____________________________

                                 Title:   ____________________________

                                                      SCHEDULE A TO NOTE

                          LOANS AND REPAYMENTS OF LOANS


                           AMOUNT OF          UNPAID PRINCIPAL
DATE       AMOUNT OF       PRINCIPAL OF       BALANCE OF           NOTATION
           LOANS           LOANS REPAID       LOANS                MADE BY

                                                                     EXHIBIT H

                                    [FORM OF
                           ASSIGNMENT AND ACCEPTANCE]


          Reference is made to the Credit Agreement, dated as of ______ ___, 1999 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Recoton Corporation (the "BORROWER"), the Lenders named therein and The Chase Manhattan Bank, as Agent for the Lenders (in such capacity, the "AGENT" or "AGENT"). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

          The Assignor identified on Schedule l hereto (the "ASSIGNOR") and the Assignee identified on Schedule l hereto (the "ASSIGNEE") agree as follows:

          1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the "ASSIGNED INTEREST") in and to the Assignor's rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 hereto (individually, an "ASSIGNED FACILITY"; collectively, the "ASSIGNED Facilities"), in a principal amount for each Assigned Facility as set forth on Schedule 1 hereto.

          2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any Notes held by it evidencing the Assigned Facilities and (i) requests that the Agent, upon request by the Assignee, exchange the attached Notes for a new Note or Notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Assigned Facility, requests that the Agent exchange the attached Notes for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

          3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to subsection 4.4 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Agent to take such action as Agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to subsection 2.11(b) of the Credit Agreement.

          4. The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule 1 hereto (the "EFFECTIVE DATE"). Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance by it and recording by the Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Agent, be earlier than five Business Days after the date of such acceptance and recording by the Agent).

          5. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

          6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

          7. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                   Schedule 1
                          to Assignment and Acceptance


Name of Assignor: __________________________________________________________

Name of Assignee: __________________________________________________________

Effective Date of Assignment: ______________________________________________



  Credit                  Principal             Commitment Percentage
  Facility Assigned       Amount Assigned       Assigned(1)               _____

                              $____________.____________%


  [Name of Assignee]                  [Name of Assignor]



  By:                                 By:
  Title:                              Title:



Accepted:

THE CHASE MANHATTAN BANK, as Agent



By:
Title:







-------------------

(1)  Calculate the Commitment Percentage that is assigned to at least
     15 decimal places and show as a percentage of the aggregate Commitments of all Lenders.